Exhibit 99.1

PLUMAS BANCORP ANNOUNCES STOCK REPURCHASE PROGRAM

Reno, Nevada, February 2, 2026 – Plumas Bancorp (Nasdaq:PLBC) (the “Company”), the parent company of Plumas Bank, today announced that its Board of Directors has authorized a stock repurchase program under which the Company may repurchase up to $25 million of its outstanding common stock through the fourth quarter of 2026.

Repurchases may be executed through open market purchases, privately negotiated transactions, block trades, or other means in accordance with applicable securities laws. The actual timing, number, and value of shares repurchased will depend on a variety of factors, including market conditions, capital availability, and other corporate considerations.

“This repurchase program reflects our strong capital position, commitment to disciplined capital management and our confidence in the long‑term outlook for the Company,” said Andrew J. Ryback, President and Chief Executive Officer of Plumas Bancorp. “We remain focused on supporting our clients, maintaining regulatory capital requirements, and delivering long term shareholder value.”

The Company intends to fund the repurchases using available cash and retained earnings. There is no guarantee as to pricing or the number of shares the Company may repurchase. The program may be suspended, modified, or discontinued at any time at the Company’s discretion.

About Plumas Bancorp

Plumas Bancorp is headquartered in Reno, Nevada. Plumas Bancorp’s principal subsidiary is Plumas Bank, which was founded in 1980. Plumas Bank is a full-service community bank headquartered in Quincy, California. The bank operates nineteen branches: seventeen located in the California counties of Butte, Lassen, Modoc, Nevada, Placer, Plumas, Shasta, Sutter, and Tehama and two branches located in Nevada in the counties of Carson City and Washoe. The bank also operates two loan production offices located in Auburn, California and Klamath Falls, Oregon. Plumas Bank offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the United States Small Business Administration. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.

Cautionary Note Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements include information concerning the timing, manner, amount, and overall impact of any future purchases under the repurchase program and other statements other than statements of historical facts. Forward-looking statements often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company's ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; changes in management’s assessment of the Company’s capital needs; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. For a discussion of these risks and other factors, please see the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q, and in other documents the Company files with the Securities and Exchange Commission from time to time.

Contact: Jamie Huynh

Investor Relations

Plumas Bancorp

5525 Kietzke Lane Ste. 100

Reno, NV 89511

775.786.0907 x8908

investorrelations@plumasbank.com

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